Exhibit 99.1

JOINT FILING AGREEMENT

          The undersigned hereby agree that this Amendment No. 1 to the Schedule 13G dated as of October 1, 2009, with respect to the Common Stock, par value $0.15625 per share, of Toreador Resources Corporation, is, and any amendments thereto (including amendments on Schedule 13D), signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended.

Dated: October 1, 2009

MATLINPATTERSON CAPITAL MANAGEMENT L.P.

	By:	MATLINPATTERSON CAPITAL MANAGEMENT GP LLC,
its general partner

		By:	/s/ Robert H. Weiss

			Name:	Robert H. Weiss
			Title:	General Counsel

MATLINPATTERSON DISTRESSED OPPORTUNITES MASTER ACCOUNT L.P.

	By:	MATLINPATTERSON DOF GP LLC,
its general partner

		By:	MP ALTERNATIVES GP HOLDINGS LLC,
its managing member

			By:	/s/ Robert H. Weiss

				Name:	Robert H. Weiss
				Title:	General Counsel

MATLINPATTERSON CAPITAL MANAGEMENT GP LLC

		By:	/s/ Robert H. Weiss

			Name:	Robert H. Weiss
			Title:	General Counsel

DAVID J. MATLIN

		By:	/s/ Robert H. Weiss

Robert H. Weiss, by power of attorney

MARK R. PATTERSON

By:	/s/ Robert H. Weiss

Robert H. Weiss, by power of attorney

MUNIZ (MIKE) SUKHADWALA

By:	/s/ Muniz (Mike) Sukhadwala

Muniz (Mike) Sukhadwala